UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 4, 2013

Matador Resources Company

(Exact name of registrant as specified in its charter)

Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 371-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2012, Matador Resources Company (the “Company”), as a guarantor, and MRC Energy Company, its wholly-owned subsidiary, as borrower, entered into an amended and restated senior secured revolving credit agreement (the “Credit Agreement”). For a summary of key terms of the Credit Agreement, see Item 1.01 of the Company’s Current Report on Form 8-K filed on October 4, 2012, which description is incorporated herein by reference. The Credit Agreement was amended on March 11, 2013 (the “First Amendment”). On June 4, 2013, MRC Energy Company, as borrower, entered into a second amendment (the “Second Amendment”) to the Credit Agreement and the Company reaffirmed its guaranty of MRC Energy Company’s obligations under the Credit Agreement, as amended. The Second Amendment increased the borrowing base from $255 million to $280 million based on the lenders’ review of the Company’s proved oil and natural gas reserves at March 31, 2013, as well as the results of several recently completed wells. The conforming borrowing base was also increased from $220 million to $245 million.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

In the ordinary course of their respective businesses, certain of the lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company for which they received, or may receive, customary fees and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release (the “Press Release”) issued by the Company on June 5, 2013, providing an operational update. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

The Company expects to make presentations concerning its business to potential investors. The materials to be utilized during the presentations are furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated as of June 4, 2013, by and among MRC Energy Company, as Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

99.1	Press Release, dated June 5, 2013.

99.2	Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: June 5, 2013	By:	/s/ David E. Lancaster
		Name:	David E. Lancaster
		Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated as of June 4, 2013, by and among MRC Energy Company, as Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

99.1	Press Release, dated June 5, 2013.

99.2	Presentation Materials.